Exhibit 20.02

                    UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                     TO CORPORATE ACTION WITHOUT MEETING
                                 BY ASDAR Group.
                             A Nevada corporation


        The undersigned, Robert Waters and Robert Klein are the only members of, and therefore, constitute, the Board of Directors of ASDAR Group, a Nevada corporation, and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this corporation:

 WHEREAS, the company has accepted the appointment of Ferdinand Marehard as Secretary, Treasurer and Director of the Corporation, effective immediately.

         IN WITNESS WHEREOF, the undersigned have executed this consent as of the 30th day of March, 2001.



DATED:  March 30, 2001                   /s/ Robert Waters
                                             ----------------------
                                             Robert Waters
                                             President and Director


DATED:  March 30, 2001                   /s/ Robert Klein
                                             ----------------------
                                             Robert Klein
                                             Director